LCS INDUSTRIES, INC. AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE AND
                             COMMON EQUIVALENT SHARE
                  For the Three and Six Months Ended March 31,
                                   (Unaudited)
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
                                                   Three Months            Six Months
                                              ---------------------------------------------
                                                 1996       1995        1996        1995
                                              ---------   ---------   ---------   ---------
Primary earnings per share:
Weighted average shares outstanding .......   4,305,825   4,003,614   4,248,833   3,967,712

Weighted average - dilutive stock options .     717,609     442,202     704,546     379,448

Shares issuable in connection with the
   acquisition of Catalog Resources, Inc. .     109,339     109,339     109,339     109,339
                                              ---------   ---------   ---------   ---------
                                              5,132,773   4,555,155   5,062,718   4,456,499
                                              =========   =========   =========   =========

Net income ................................   $1,774,401 $1,513,607  $4,283,095  $2,797,082

Primary earnings per share and common
   equivalent share .......................   $     .35   $     .33   $     .85   $     .63
                                              ---------   ---------   ---------   ---------

Fully diluted earnings per share:
Weighted average shares outstanding .......   4,305,825   4,003,614   4,248,833   3,967,712

Weighted average - dilutive stock options .     807,598     487,510     842,210     508,120

Shares issuable in connection with the
   acquisition of Catalog Resources, Inc. .     109,339     109,339     109,339     109,339
                                              ---------   ---------   ---------   ---------
                                              5,222,762   4,600,463   5,200,382   4,585,171
                                              =========   =========   =========   =========

Net income ................................   $1,774,401  $1,513,607  $4,283,095  $2,797,082

Fully diluted earnings per share and common
   equivalent share .......................   $     .34   $     .33   $     .82   $     .61
                                              =========   =========   =========   =========

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